Exhibit 10.1

Execution Version

FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT
THIS FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”) is entered into effective as of April 29, 2019 (the “Effective Date”) among VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company (the “Borrower”), the undersigned Guarantors, CITIBANK, N.A., as the administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as the lender (in such capacity, the “Existing Lender”) and the New Lenders (as defined below). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement referred to below shall have the meanings given such terms in the Credit Agreement.
WITNESSETH:
WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Existing Lender are parties to that certain Debtor-in-Possession Credit Agreement, dated as of April 3, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”);
WHEREAS, pursuant to the Existing Credit Agreement, the Existing Lender has made New Money Loans to the Borrower and provided certain other credit accommodations to the Borrower;
WHEREAS, The Borrower has requested that each of the financial institutions party hereto other than the Existing Lender and the Administrative Agent (each, a “New Lender”, and collectively, the “New Lenders” and, together with the Existing Lender, the “Lenders”) become Lenders under the Credit Agreement with a Roll-Up Loan Amount as set forth on Annex I to the Credit Agreement (as amended hereby) and an Applicable Percentage with respect to New Money Loans and Commitments as set forth on Annex II to the Credit Agreement (as amended hereby).

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank, the New Lenders and the Existing Lender hereby agree as follows:

Section 1.	Amendments to Credit Agreement.
1.1    Section 1.01 of the Credit Agreement is hereby amended as follows:
(a)    By inserting the following defined terms in the appropriate alphabetical order:
“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, financing, joint venture, partnership, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, debtor-in-possession financing, exit financing, use of cash collateral, share exchange, business combination, or similar transaction, in each case to the extent received after the date hereof, involving any one or more Loan Parties or the debt, equity, or other interests in any one or more Loan Parties that is an alternative to the Exit Transactions.

“Approved Support Agreement” means a plan support agreement, restructuring support agreement (or similar agreement), in each case in form and substance reasonably satisfactory to the Administrative Agent and executed by the Parent, one or more of the Lenders and the other parties party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Claim” shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

“Claim/Interest” means, with respect to any Person, any Claim of such Person against, or Equity Interest in, any Loan Party, including, without limitation, DIP Claims and Claims on account of the Prepetition Loan Documents and the Prepetition Second Lien Debt Documents.

“Definitive Exit Documents” has the meaning assigned to such term in Section 12.21(a)(iv).

“DIP Claims” means with respect to any Person, any Claim of such Person against any Loan Party on account of this Agreement and any other Loan Document.

“Exit Transactions” means the entry by the Borrower, the Guarantors, the Administrative Agent and each Lender into the credit facilities (collectively, the “Exit Facility”) as more fully described in the Exit Facility Term Sheet.

“Exit Facility” has the meaning assigned to such term in the definition of “Exit Transactions”.

“Exit Facility Term Sheet” means the Summary of Proposed Terms and Conditions of Revolving Credit Facility and Term Facility attached hereto as Exhibit J as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“First Amendment” means that certain First Amendment to Debtor-in-Possession Credit Agreement dated as of the First Amendment Effective Date among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means April 29, 2019.

“Other Claims” means, with respect to any Person, any Claim/Interest of such Person other than DIP Claims.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Other Claims (or enter with customers into long and short positions in Other Claims), in its capacity as a dealer or market maker in Other Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
“Required New Money Lenders” means, at any time, New Money Lenders having New Money Loans and Commitments representing more than 66 2/3% of the sum of all outstanding New Money Loans and Commitments.
“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).
“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of Section 12.21 and substantially in the form attached hereto as Exhibit K.
(b)    By amending and restating the following definitions of in their entirety as follows:
“Loan Documents” means this Agreement, the First Amendment, the Notes, the Letter of Credit Agreements, the Security Instruments, the DIP Fee Letter, the DIP Order and all other agreements, instruments, consents and certificates heretofore and hereafter executed and delivered by the Parent, the Borrower, any other Loan Party and any of their respective Affiliates in connection with this Agreement (other an Treasury Management Agreements).
“Sanctioned Person” means, at any time, any person with whom dealings are restricted or prohibited under Sanctions, including, without limitation (a) any Person listed in any Sanctions-related list of designated or identified Persons maintained by the United States (including, without limitation, by OFAC, the U.S. Department of the Treasury, the U.S. Department of State or the US Department of Commerce), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom (including, without limitation, Her Majesty’s Treasury), Switzerland, Australia, Japan or any other relevant authority, (b) any Person located, operating, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by, or acting for the benefit or in behalf of, any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government (including, without limitation, OFAC, the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce) (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) the United

Kingdom (including, without limitation, Her Majesty’s Treasury); (e) Switzerland; (f) Australia, (g) Japan or (h) any other relevant authority.
(c)    By amending the definition of “Oil and Gas Properties” by deleting the words “buildings” and “structures” out of clause (g) thereof.
1.2    Amendment to Section 2.01(a) of the Credit Agreement. Section 2.01(a) is hereby amended by inserting “, or a novation of” between the words “on account of” and “the applicable Prepetition Revolving Credit Loans”.
1.3    Amendment to Section 2.01(b) of the Credit Agreement. Section 2.01(b) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof as follows:
“Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees to make new money loans (the “New Money Loans”) to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) during the Interim Period, such Lender’s Revolving Credit Exposure exceeding its Applicable Percentage of the Interim Facility Cap or (c) the total Revolving Credit Exposure of all Lenders exceeding the Effective Commitment.”
1.4    Amendment to Section 7.12(b) of the Credit Agreement. Section 7.12(b) of the Credit Agreement is hereby amended by inserting “(i)” between the words “that” and “flood” and by inserting “and (ii) the Administrative Agent and each Lender has received such information as reasonably requested by the Administrative Agent or such Lender to complete its flood due diligence,” between the words “respect thereto” and “no Building”.
1.5    Amendment to Section 8.02 of the Credit Agreement. Section 8.02 of the Credit Agreement is hereby amended by amending and restating the initial sentence thereof in its entirety as follows:
“The Borrower will furnish to the Administrative Agent and each Lender (and, in the case of clause (a) below, the Committee) prompt written notice (and in any event, within three (3) Business Days) of the following:”
1.6    Amendment to Section 12.02(c) of the Credit Agreement. Section 12.02(c) of the Credit Agreement is hereby amended by (a) deleting “and” immediately prior to “(ii) the Administrative Agent and the Borrower” and (b) adding the following to the end of such section: “and (iii) the Administrative Agent, the Borrower and the Majority Lenders may amend, restate, amend and restate, supplement or otherwise modify the Exit Facility Term Sheet.”
1.7    Amendment and Restatement of Section 12.02(e) to the Credit Agreement. Section 12.02(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Anything herein to the contrary notwithstanding the Required Roll-Up Lenders may (without the consent of any other Lenders or any Agent), on behalf of all Roll-Up Lenders,

agree that the full amount of the Roll-Up Loans will not be required to be repaid in cash on the Termination Date, but instead shall be treated in any manner approved by the Required Roll-Up Lenders; provided that no such treatment shall contradict the pro rata sharing provision of Section 4.01(c), or otherwise provide for any non-pro rata treatment without the consent of all Roll-Up Lenders. No amendment or waiver shall, unless signed by all Roll-Up Lenders, change the definition of the term Required Roll-Up Lenders or the percentage of Roll-Up Lenders that shall be required for Roll-Up Lenders to take any action hereunder.”
1.8    Addition of Section 12.02(f) to the Credit Agreement. New Section 12.02(f) is hereby added to the Credit Agreement as follows:
“Anything herein to the contrary notwithstanding, the Required New Money Lenders may (without the consent of any other Lenders or any Agent), on behalf of all New Money Lenders, agree that the full amount of the New Money Loans will not be required to be repaid in cash on the Termination Date, but instead shall be treated in any manner approved by the Required New Money Lenders; provided that no such treatment shall contradict the pro rata sharing provision of Section 4.01(c), or otherwise provide for any non-pro rata treatment without the consent of all New Money Lenders. No amendment or waiver shall, unless signed by all New Money Lenders, change the definition of the term Required New Money Lenders or the percentage of New Money Lenders that shall be required for New Money Lenders to take any action hereunder.”
1.9    Amendment of Section 12.03(a) to the Credit Agreement. Section 12.03(a) of the Credit Agreement is hereby amended by inserting the following between the words “taken as a whole” and “, and, solely in the case of a conflict of interest”:
“(except, with respect to clause (iv)(A) above, for which the Borrower shall pay the reasonable and documented or invoiced out-of-pocket legal expenses of counsel to each Lender to the extent expressly allowed under the DIP Order)”
1.10    Amendment and Restatement of Section 12.04(b)(ii) to the Credit Agreement. Section 12.04(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(ii)    Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, including, without limitation, a proportionate amount of such Lender’s Roll-up Loans, New Money Loans and the Commitments assigned.”
1.11    Amendment and Restatement of Section 12.21 to the Credit Agreement. Section 12.21 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 12.21        Exit Facility.
(a)    Except as set forth in Section 12.21(c), each Lender (severally and not jointly) agrees, in respect of all of its Claims/Interests, to:

(i)    support the Exit Transactions, vote, and reasonably exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate), in each case in favor of any matter requiring approval to the extent necessary to implement the Exit Transactions;
(ii)    use commercially reasonable efforts to cooperate with and assist the Loan Parties in obtaining additional support for the Exit Transactions from the Loan Parties’ other stakeholders and use commercially reasonable efforts to obtain additional support for the Exit Transactions from other holders of Claims/Interests;
(iii)    negotiate in good faith and use commercially reasonable efforts to execute and deliver any appropriate additional or alternative provisions or agreements to address any legal, financial, or structural impediment that may arise that would prevent, hinder, impede, delay, or are necessary to effectuate the consummation of, the Exit Transactions;
(iv)    negotiate in good faith and use commercially reasonable efforts to execute and implement the definitive documentation in respect of the Exit Facility (the “Definitive Exit Documents”) that are consistent with the Exit Facility Term Sheet and to which it is required to be a party; and
(v)    give any notice, order, instruction, or direction to any applicable administrative agent, collateral agent, indenture trustee, collateral trustee, or other trustee or similar entity (including, without limitation, the Prepetition Credit Agreement Agent and the Prepetition Second Lien Trustee), including any successors thereto necessary to give effect to the Exit Transactions.
(b)    Except as set forth in Section 12.21(c), each Lender (severally and not jointly) agrees, in respect of all of its Claims/Interests that it shall not directly or indirectly:
(i)    object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Exit Transactions;
(ii)    propose, file, support, or vote for any Alternative Restructuring Proposal;
(iii)    file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Section 12.21 or the Exit Transactions; or
(iv)    initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Exit Transactions against the Loan Parties or the other Parties other than to enforce any Definitive Exit Document.
(c)    Notwithstanding anything contained in this Section 12.21, nothing in this Section 12.21 shall: (i) impair or waive the rights of the Lenders under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such act, action, consultation, or appearance is not in breach of or inconsistent with the Exit Transactions, the obligations of the Lenders and the Loan Parties hereunder, or for the purpose of hindering, delaying, or preventing the consummation of the Exit Transactions or (ii) limit the ability of any Lender to sell or enter into any transaction in connection with loans or any other Claims/Interests in the Loan Parties, other than as set forth in Section 12.21(d).
(d)    No Lender shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Other Claims to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless either (i) the transferee executes and delivers to counsel to the Loan Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Lender and the transferee provides notice of such Transfer (including the amount and type of such Other Claim) to counsel to the Loan Parties and the Administrative Agent at or before the time of the proposed Transfer (such transferee, a “Permitted Transferee”).
(e)    Notwithstanding Section 12.21(d) of this Agreement, a Qualified Marketmaker that acquires any Other Claims with the purpose and intent of acting as a Qualified Marketmaker for such Other Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Other Claims if (i) such Qualified Marketmaker subsequently transfers such Other Claims (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a Permitted Transferee and (ii) such transfer otherwise is permitted under Section 12.21(d) of this Agreement; provided that, to the extent a Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Claims/Interests that the Qualified Marketmaker acquires from a holder of the Claims/Interests who is not a Lender, without the requirement that the transferee be a Permitted Transferee.
(f)    Notwithstanding anything herein or in any other Loan Document to the contrary, with respect to any Person bound by this Section 12.21, including any Lender or any transferee that has signed a Transfer Agreement, the provisions of this Section 12.21 shall remain binding on such Person notwithstanding any Transfer of a Claim or any interest therein after such Person was bound by this Section 12.21.
(g)    Notwithstanding anything herein or in any other Loan Document to the contrary, upon the execution of an Approved Support Agreement by any Lender, this Section 12.21, with respect to such Lender, shall be superseded in its entirety by the terms of such Approved Support Agreement; provided, however, that if such Approved Support Agreement shall for any reason be terminated or otherwise cease to be effective with respect to such Lender, this Section 12.21(f) shall no longer apply but Section 12.21(a)-(e) shall apply with respect to such Lender.
Notwithstanding anything herein or in any other Loan Document to the contrary, with respect to the Borrower, this Section 12.21 shall in all respects be limited by the terms of the Approved Support Agreement, and nothing in this Section 12.21 shall in any way impair or modify the terms of the Approved Support Agreement.”
1.12    Replacement of Annex I to the Credit Agreement. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached to this Agreement and Annex I to this Agreement shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Agreement, the amendments to the Credit Agreement set forth in Section 1 hereof and any Borrowings made on the Effective Date, (a) each Lender (including each New Lender) who holds New Money Loans in an aggregate amount less than its Applicable Percentage of all New Money Loans shall advance new New Money Loans which shall be disbursed to the Administrative

Agent and used to repay New Money Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all New Money Loans, (b) each Lender’s (including each New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including each New Lender) equals its Applicable Percentage of the aggregate Revolving Credit Exposure of all Lenders.
1.13    Replacement of Annex II to the Credit Agreement. Annex II to the Credit Agreement is hereby replaced in its entirety with Annex II attached to this Agreement and Annex II to this Agreement shall be deemed to be attached as Annex II to the Credit Agreement.
1.14    Addition of Exhibit J and Exhibit K to the Credit Agreement. Exhibit J and Exhibit K shall be added to the Credit Agreement in the forms attached hereto as Exhibit J and Exhibit K respectively, and the schedule of Annexes, Exhibits and Schedules to the Credit Agreement shall be updated accordingly.
SECTION 2.    New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.
SECTION 3.    Priming Liens. Each Lender that is a party hereto, in its capacities as a Revolving Credit Lender and a Term Lender (as each term is defined in the Prepetition Credit Agreement) under the Prepetition Credit Agreement hereby (i) supports the Administrative Agent’s (in its capacity as the Prepetition Credit Agreement Agent) consent to the imposition of the Liens securing the Obligations as priming Liens to the Liens securing the Prepetition Credit Agreement Obligations, as described in the DIP Order, (ii) requests that the Administrative Agent consent to the imposition of priming of Liens described in the foregoing clause (i), and (iii) ratifies the imposition of priming Liens described in the foregoing clause (i) prior to the First Amendment Effective Date.

SECTION 4.	Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions precedent:

4.1    Executed Amendment. Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the other Loan Parties and each of the Lenders (including the New Lenders).
4.2    Notes. The Administrative Agent shall have received duly executed Notes (or amended and restated Notes, as applicable) payable to each Lender (including each New Lender) requesting a Note in a principal amount equal to the amount of such Lender’s Commitment (as amended hereby) dated as of the date hereof.
4.3    Absence of Defaults. No Default or Event of Default shall have occurred that is continuing immediately prior to and after giving effect to this Agreement.
4.4    Representations and Warranties. The representations and warranties of the Borrower and the other Loan Parties set forth in Section 5 shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited (including by reference to representations and warranties contained in any other Loan Document) to an earlier date, in which case, on and as of the Effective Date such representations and warranties shall continue to be true and correct as of such specified earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language (including by reference to representations and warranties contained in any other Loan Document) shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates).
4.5    Fees. All reasonable and documented fees, charges and expenses (including, without limitation, the fees, charges and expenses of Latham & Watkins LLP, RPA Advisors, LLC), and all other amounts due and payable on or prior to the Effective Date, required to be paid to the Administrative Agent and Lenders on or before the Effective Date shall have been paid.
4.6    Final Order. The Bankruptcy Court shall have entered the Final Order substantially simultaneously with the effectiveness of this Agreement, which Final Order (i) shall have been entered on the docket of the Bankruptcy Court and (ii) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders.

SECTION 5.
Representations and Warranties. In order to induce the Administrative Agent, the Issuing Bank, the Existing Lender and the New Lenders to enter into this Agreement, the Borrower and the Guarantors party hereto hereby represent and warrant to the Administrative Agent, the Issuing Bank, the Existing Lender and the New Lenders that:

5.1    Accuracy of Representations and Warranties. Each representation and warranty of each Loan Party contained in the Loan Documents is true and correct in all material respects as of the date hereof except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date such representations and warranties shall continue to be true and correct as of such specified earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates).
5.2    Due Authorization, No Conflicts. Subject to any restrictions arising on account of the Borrower’s or any Guarantor’s status as a “debtor” under the Bankruptcy Code and entry of the DIP Order, the execution, delivery and performance of this Agreement are within the Borrower’s and each Guarantor’s limited liability company, partnership, and corporate powers (as applicable) and have been duly authorized by all necessary limited liability company and, if required, member action (including, without limitation, any action required to be taken by any class of managers, directors or partners (as applicable) of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Agreement). The execution, delivery and performance of this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members or any class of managers, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement, except such as have been obtained or made and are in full force and effect, other than those third party approvals or consents which, if not made or obtained, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Agreement (b) will not violate any applicable law or Organizational Documents of the Parent, the Borrower or any other Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, the Borrower or any other Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Parent, the Borrower or any other Subsidiary (other than the liens and security interests in favor of the Administrative Agent (or any designee) created by the Loan Documents).
5.3    Validity and Binding Effect. This Agreement has been duly executed and delivered by the Borrower and each Guarantor that is a party hereto and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, and subject to any restrictions arising on account of the Parent’s, the Borrower’s or any Subsidiary’s status as a “debtor” under the Bankruptcy Code and further subject to other applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.4    Absence of Defaults. No Default has occurred that is continuing immediately prior to and after giving effect to this Agreement.

SECTION 6.	Miscellaneous.
6.1    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and confirmed.

6.2    Parties in Interest. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
6.3    Counterparts; Integration.
(a)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE TERMS OF THIS AGREEMENT OR ANY LOAN DOCUMENT AND THE DIP ORDER, THE PROVISIONS OF THE DIP ORDER SHALL GOVERN.
6.4    Interpretation; Payment of Expenses; Titles of Sections; Severability. Sections 1.02(a), 12.03, 12.07 and 12.10 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.
6.5    Loan Documents. The Borrower acknowledges and agrees that this Agreement is a Loan Document.
6.6    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. SECTION 12.09 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:

VANGUARD NATURAL GAS, LLC

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

GUARANTORS:

VANGUARD NATURAL RESOURCES, INC.

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

VNR HOLDINGS, LLC

By:	Vanguard Natural Gas, LLC its Sole Member
By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

VANGUARD OPERATING, LLC

By:	Vanguard Natural Gas, LLC its Sole Member

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC., its general partner

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC., its general partner

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

ESCAMBIA ASSET CO. LLC

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

ESCAMBIA OPERATING CO. LLC

By:    /s/ R. Scott Sloan
Name:    R. Scott Sloan
Title:    President & CEO

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent and Issuing Bank

By:    /s/ Brendan Mackay
Name:    Brendan Mackay
Title:    Vice President and Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

LENDERS:

CITIBANK, N.A.,
as the Existing Lender

By:    /s/ Brendan Mackay
Name:    Brendan Mackay
Title:    Vice President and Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Bank of Montreal,
as a New Lender

By:    /s/ James V. Ducote
Name:    James V. Ducote
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

ABN AMRO CAPITAL USA LLC,
as a New Lender

By:    /s/ Hugo Diogo
Name:    Hugo Diogo
Title:    Executive Director

By:    /s/ Paul R. Wiener
Name:    Paul R. Wiener
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Wells Fargo Bank, N.A.,
as a New Lender

By:    /s/ Katherine Scalzo
Name:    Katherine Scalzo
Title:    Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

CAPITAL ONE, NATIONAL ASSOCIATION,
as a New Lender

By:    /s/ Michael P. Robinson
Name:    Michael P. Robinson
Title:    Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

JPMORGAN CHASE BANK, N.A.,
as a New Lender

By:    /s/ Matthew H. Massie
Name:    Matthew H. Massie
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

JPMorgan Chase Bank, N .A. *,
with respect to ,only its Credit Trading Group,
as a New Lender

By:    /s/ Sean Chudzik, Asc.
Name:    Sean Chudzik, Asc.
Title:    Authorized Signatory

*
This First Amendment to Debtor-in-Possession Credit Agreement (“Agreement”) applies only to the Credit Trading Group of JPMorgan Chase Bank, N.A. (“CTG”) and the New Money Loans and Commitments (collectively, the “Loans”) held by such group under the Credit Agreement (as defined in the Agreement). Accordingly, the terms “New Lender” and “Lender” for all purposes of the Agreement mean and refer only to CTG and such business unit's holdings of the Loans, “Claim”, “Claim/Interest”, “DIP Claims” and “Other Claims” (each term as defined in the Agreement). For the avoidance of doubt, this Agreement does not apply to (i) Loans, Claim, Claim/Interest, DIP Claims, Other Claims, securities, loans, claims, notes, other obligations or any other interests in the Borrower and any Loan Party that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of, JPMorgan Chase Bank, N.A., (ii) any credit facilities to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) other than JPMorgan Chase Bank, N.A. is a party in effect as of the date hereof, (iii) any new class of loans or notes, amendment to an existing class of loans or notes, forbearance agreement to an existing class of loans or notes ( other than this Agreement), or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of CTG, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any Loans, Claim, Claim/Interest, DIP Claims, and Other Claims that may be beneficially owned by non-affiliated clients of JPMorgan Chase Bank, N.A. or any of its affiliates.

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Huntington Bank,
as a New Lender

By:    /s/ Stephen Hoffman
Name:    Stephen Hoffman
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

ING Capital LLC,
as a New Lender

By:    /s/ Michael Price
Name:    Michael Price
Title:    Managing Director

By:    /s/ Josh Strong
Name:    Josh Strong
Title:    Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Bank of America N.A., (“Bank”)
solely in respect of GBAM Special Assets Group (“Group”) and not any other desk, unit, group, division, or affiliate of Bank, as a New Lender.

For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall bind Bank or its affiliates to take or not take any action, or otherwise in any respect, other than with respect to Group.

By:    /s/ Kevin M. Behan
Name:    Kevin M. Behan
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

BARCLAYS BANK PLC (“Barclays”),
solely in respect of its Portfolio Management Group (“PMG”) and not any other desk, unit, group, division, or affiliate of Barclays, as a New Lender.

For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall bind Barclays or its affiliates to take or not take any action, or otherwise in any respect, other than with respect to its PMG.

By:    /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Credit Agricole Corporate and Investment Bank,
as a New Lender

By:    /s/ Ronald E. Spitzer
Name:    Ronald E. Spitzer
Title:    Managing Director

By:    /s/ Richard Teitelbaum
Name:    Richard Teitelbaum
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Fifth Third Bank,
as a New Lender

By:    /s/ David R. Garcia
Name:    David R. Garcia
Title:    Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

PNC Bank, N.A,
as a New Lender

By:    /s/ John Ataman
Name:    John Ataman
Title:    Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Royal Bank of Canada,
as a New Lender

By:    /s/ Mari Hodgkinson
Name:    Mari Hodgkinson
Title:    Director, Special Loans and Advisory Services

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Sumitomo Mitsui Banking Corporation,
as a New Lender

By:    /s/ Toshitake Funaki
Name:    Toshitake Funaki
Title:    Managing Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

BARCLAYS BANK PLC (“Barclays”),
solely in respect of its Distressed Trading Desk (the “Distressed Desk”) and not any other desk, unit, group, division, or affiliate of Barclays, as a New Lender.

For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall bind Barclays or its affiliates to take or not take any action, or otherwise in any respect, other than with respect to its Distressed Desk.

By:    /s/ Salvatore Russo
Name:    Salvatore Russo
Title:    Authorized Signatory

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Canadian Imperial Bank of Commerce, New York
Branch,
as a New Lender

By:    /s/ Eric J. De Santis
Name:    Eric J. De Santis
Title:    Authorized Signatory

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Citizens Bank, N.A,
as a New Lender

By:    /s/ Michael Flynn
Name:    Michael Flynn
Title:    Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

U.S. Bank National Association,
as a New Lender

By:    /s/ James P. Cecil
Name:    James P. Cecil
Title:    Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

BDCM STRATEGIC CAPITAL FUND I, L.P.

By:	BDCM Strategic Capital Fund I Adviser, L.L.C.
Its Investment Manager, as a New Lender,

By:	/s/ Stephen H. Deckoff

Name:	Stephen H. Deckoff

Title:	Managing Principal

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Comerica Bank,
as a New Lender

By:    /s/ Cynthia B. Jones
Name:    Cynthia B. Jones
Title:    Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Commonwealth Bank of Australia,
as a New Lender

By:    /s/ David Pichut
Name:    David Pichut
Title:    Senior Associate

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Associated Bank, NA.,
as a New Lender

By:    /s/ Brett P. Stone
Name:    Brett P. Stone
Title:    Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Banc of America Credit Products Inc.,
as a New Lender

By:    /s/ Cassie Goodnight
Name:    Cassie Goodnight
Title:    Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Hancock Whitney Bank,
as a New Lender

By:    /s/ Brian Berns Sr.
Name:    Brian Berns Sr.
Title:    Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

SUNTRUST BANK,
as a New Lender

By:    /s/ William S. Krueger
Name:    William S. Krueger
Title:    Senior Vice President

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

Black Diamond Credit Strategies Master Fund, Ltd.

By:	Black Diamond Credit Strategies Fund Adviser, L.L.C.,
Its Investment Manager, as a New Lender,

By:	/s/ Stephen H. Deckoff

Name:	Stephen H. Deckoff

Title:	Managing Principal

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

UBS AG Stamford Branch,
as a New Lender

By:    /s/ Darlene Arias
Name:    Darlene Arias
Title:    Director

By:    /s/ Houssem Daly
Name:    Houssem Daly
Title:    Associate Director

SIGNATURE PAGE
FIRST AMENDMENT – VANGUARD NATURAL GAS, LLC

ANNEX I
TO FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT
Annex I

	Name of Lender	Applicable Percentage	Roll-up Loan Amount
1	CITIBANK, N.A.	5.77130%	$3,751,342.46
2	BANK OF MONTREAL	7.42343%	$4,825,230.93
3	ABN AMRO CAPITAL USA LLC	5.39999%	$3,509,990.66
4	WELLS FARGO BANK NA	4.52524%	$2,941,407.89
5	CAPITAL ONE, N.A. CAPITAL ONE FINANCIAL CORPORATION (PARENT)	4.30677%	$2,799,402.16
6	JPMORGAN CHASE BANK NA (JPM CHASE)	4.14514%	$2,694,341.28
7	HUNTINGTON NATIONAL BANK (HUNTINGTON)	3.91222%	$2,542,943.26
8	ING CAPITAL LLC	3.81824%	$2,481,853.16
9	BANK OF AMERICA NA	3.71172%	$2,412,615.46
10	BARCLAYS BANK PLC(NEW YORK BRANCH) [Bank]	3.71172%	$2,412,615.46
11	CREDIT AGRICOLE	3.71172%	$2,412,615.46
12	FIFTH THIRD BANK (FIFTH THIRD)	3.71172%	$2,412,615.46
13	PNC BANK, N.A.	3.71172%	$2,412,615.46
14	ROYAL BANK OF CANADA	3.71172%	$2,412,615.46
15	SUMITOMO MITSUI BANKING CORP.	3.71172%	$2,412,615.46
16	UBS AG, STAMFORD BRANCH	3.71172%	$2,412,615.46
17	BARCLAYS BANK PLC(NEW YORK BRANCH) [Desk]	3.40776%	$2,215,046.05
18	CIBC INC	3.38908%	$2,202,902.27
19	CITIZENS BANK	3.38908%	$2,202,902.27
20	U.S. BANK NATIONAL ASSOCIATION	3.38908%	$2,202,902.27
21	BLACK DIAMOND CREDIT STRATEGIES MASTER FUND LTD (FKA) BDC FINANCE LTD	2.91351%	$1,893,783.48
22	COMERICA BANK	2.79650%	$1,817,723.98
23	COMMONWEALTH BANK OF AUSTRALIA NEW YORK BRANCH	2.55342%	$1,659,720.89
24	ASSOCIATED BANK NA	1.99631%	$1,297,599.97
25	BANC OF AMERICA CREDIT PRODUCTS INC	1.85302%	$1,204,466.03
26	BDCM Strategic Capital Fund I, L.P.	1.75692%	$1,142,000.34
27	WHITNEY BANK	1.67133%	$1,086,362.76
28	SUNTRUST BANK	1.42367%	$925,386.75
29	CHASE LINCOLN FIRST COMMERCIAL CORPORATION	0.46426%	$301,767.43
	TOTAL:	100%	$65,000,000.00

Annex I to First Amendment

ANNEX II
TO FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT
Annex II

	Name of Lender	Applicable Percentage	New Money DIP Loan Commitment
1	CITIBANK, N.A.	5.77130%	$3,751,342.46
2	BANK OF MONTREAL	7.42343%	$4,825,230.93
3	ABN AMRO CAPITAL USA LLC	5.39999%	$3,509,990.66
4	WELLS FARGO BANK NA	4.52524%	$2,941,407.89
5	CAPITAL ONE, N.A. CAPITAL ONE FINANCIAL CORPORATION (PARENT)	4.30677%	$2,799,402.16
6	JPMORGAN CHASE BANK NA (JPM CHASE)	4.14514%	$2,694,341.28
7	HUNTINGTON NATIONAL BANK (HUNTINGTON)	3.91222%	$2,542,943.26
8	ING CAPITAL LLC	3.81824%	$2,481,853.16
9	BANK OF AMERICA NA	3.71172%	$2,412,615.46
10	BARCLAYS BANK PLC(NEW YORK BRANCH) [Bank]	3.71172%	$2,412,615.46
11	CREDIT AGRICOLE	3.71172%	$2,412,615.46
12	FIFTH THIRD BANK (FIFTH THIRD)	3.71172%	$2,412,615.46
13	PNC BANK, N.A.	3.71172%	$2,412,615.46
14	ROYAL BANK OF CANADA	3.71172%	$2,412,615.46
15	SUMITOMO MITSUI BANKING CORP.	3.71172%	$2,412,615.46
16	UBS AG, STAMFORD BRANCH	3.71172%	$2,412,615.46
17	BARCLAYS BANK PLC(NEW YORK BRANCH) [Desk]	3.40776%	$2,215,046.05
18	CIBC INC	3.38908%	$2,202,902.27
19	CITIZENS BANK	3.38908%	$2,202,902.27
20	U.S. BANK NATIONAL ASSOCIATION	3.38908%	$2,202,902.27
21	BLACK DIAMOND CREDIT STRATEGIES MASTER FUND LTD (FKA) BDC FINANCE LTD	2.91351%	$1,893,783.48
22	COMERICA BANK	2.79650%	$1,817,723.98
23	COMMONWEALTH BANK OF AUSTRALIA NEW YORK BRANCH	2.55342%	$1,659,720.89
24	ASSOCIATED BANK NA	1.99631%	$1,297,599.97
25	BANC OF AMERICA CREDIT PRODUCTS INC	1.85302%	$1,204,466.03
26	BDCM Strategic Capital Fund I, L.P.	1.75692%	$1,142,000.34
27	WHITNEY BANK	1.67133%	$1,086,362.76
28	SUNTRUST BANK	1.42367%	$925,386.75
29	CHASE LINCOLN FIRST COMMERCIAL CORPORATION	0.46426%	$301,767.43
	TOTAL:	100%	$65,000,000.00

Annex II to First Amendment

EXHIBIT J
TO FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

(Attached Separately)

Exhibit J to First Amendment

VANGUARD NATURAL GAS, LLC
SUMMARY OF PROPOSED TERMS AND CONDITIONS
OF REVOLVING CREDIT FACILITY AND TERM FACILITY
This Summary of Proposed Terms and Conditions (the “Term Sheet”) outlines certain key terms of a proposed Amended and Restated Credit Facility and Term Loan Facility to be effective on the effective date of the Plan (as defined below). The outlined offered terms are subject to change, withdrawal or modification in the sole discretion of the Agents (as defined below) and/or the Loan Parties (as defined below). (For purposes of this Term Sheet, “Definitive Documentation” means all documents related to the Facilities (as defined below) and the Plan, including, without limitation, the Disclosure Statement, the Plan, and the Confirmation Order). No party shall be entitled to rely on any statement or representation made by any other party or its representatives except as ultimately set forth in final, executed Definitive Documentation, if any. Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement to which this Term Sheet is appended or the Prepetition Credit Agreement (as defined below), as applicable.

Prepetition Facility:
The senior secured credit facility (the “Prepetition Facility”) provided by Citibank, N.A., as Administrative Agent under and as defined therein (the “Prepetition Agent”), and certain lenders (the “Prepetition Lenders”) pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of August 1, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Prepetition Credit Agreement”) by and among the Borrower (together with its affiliated Chapter 11 debtors, the “Debtors”), as borrower thereunder, Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Parent”), as parent guarantor, the Prepetition Agent and the Prepetition Lenders.

Borrower:	Vanguard Natural Gas, LLC, a Kentucky limited liability company (the “Borrower”), as reorganized pursuant to the Plan and Confirmation Order.

Guarantors:
The obligations of (a) the Borrower under the Facilities, (b) any Loan Party under any hedging agreements entered into between such Loan Party and any counterparty that is a Lender (as defined below) (or any affiliate thereof), and (c) any Loan Party under any treasury management arrangements between such Loan Party and a Lender (or any affiliate thereof) (such obligations, collectively, the “Obligations”) will be unconditionally guaranteed, on a joint and several basis, by the Parent (as reorganized through the Plan and Confirmation Order), each other entity formed or otherwise continuing through the Plan as a successor to the Debtors (other than, with respect to obligations under clause (a), the Borrower) and each other wholly-owned direct or indirect subsidiary of the Borrower (as reorganized through the Plan and Confirmation Order) (collectively with the Parent, the “Guarantors” and, collectively with the Borrower, the “Loan Parties”; and such guarantee being referred to as the “Guarantee”). All Guarantees shall be guarantees of payment and not of collection.

Notwithstanding the foregoing, Guarantors shall not include, except in the Borrower’s sole discretion, (a) any non-U.S. subsidiary, (b) any direct or indirect subsidiary of (I) a non-U.S. subsidiary or (II) a CFC Holding Company (as defined below), (c) any direct or indirect U.S. organized subsidiary of the Parent that owns no material assets other than (x) equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in, or debt issued by, one or more (A) non-U.S. subsidiaries, each of which is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code (a “CFC”) and/or (B) other CFC Holding Companies and (y) cash, cash equivalents and incidental assets related thereto held on a temporary basis (a “CFC Holding Company”) and (d) any other U.S. subsidiary of the Parent with respect to which a guarantee could result in an adverse tax or regulatory consequence to the Parent or any of its subsidiaries as determined in good faith by the Borrower.

Chapter 11 Plan:
The Debtors shall seek confirmation of a chapter 11 plan (the “Plan”) in connection with the voluntary cases commenced by the Debtors on March 31, 2019 in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which Plan shall (a) be consistent in all respects with this Term Sheet, (b) give effect to the transactions contemplated by this Term Sheet, and (c) otherwise be in form and substance reasonably satisfactory to the Majority Lenders.

Lead Arranger and Bookrunner
Citigroup Global Markets Inc. (collectively with certain of its affiliates as may be appropriate to perform the work or consummate the transactions contemplated herein, “CGMI”) will act as lead arranger and bookrunner (in such capacity, including any affiliates acting in such capacity, collectively, the “Lead Arranger”). For purposes of this Commitment Letter, “Citi” means CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby.

Administrative Agent and Issuing Bank:
Citi, as administrative agent and issuing bank under the Revolving Facility (as defined below) and the Term Loan A Facility (as defined below) (in such capacities, respectively, the “First-Out Agent” or “Issuing Bank”, as the case may be).

Term Loan B Agent:
Citi, as administrative agent under the Term Loan B Facility or another financial institution designated by Citi (in such capacity, the “Term Loan B Agent”, and together with the First-Out Agent, collectively, the “Agents”).

Collateral Agent:	Citi or another financial institution designated by Citi, as collateral agent for the secured parties under the Facilities (in such capacity, the “Collateral Agent”).
Lenders:
Initially, the Lenders in the First-Out Facility will be each Prepetition Lender holding Prepetition Revolving Loans and electing to participate in the First-Out Facility and the Lenders in the Term Loan B Facility (as described and defined below) will be all Prepetition Lenders, in each case consistent with the Agreement (collectively, and together with any party that becomes a lender by assignment, the “Lenders”).

Facilities:
A senior secured, amended and restated “first-out” facility consisting of the Revolving Facility described below and the Term Loan A Facility (collectively, the “First-Out Facility”) and a “last-out” first lien Term Loan B Facility (as defined below, and together with the First-Out Facility, collectively, the “Facilities”), in each case, as more fully described below and which shall become effective on the effective date of the Plan (the “Plan Effective Date”).

(a)   First-Out Revolving Facility. Pursuant to the Plan, and as part of the treatment of their Obligations under the Plan, each Prepetition Lender that is a lender under the Agreement (each, a “DIP Electing Lender”) shall become revolving lenders on the Plan Effective Date (collectively, the “Revolving Lenders”) by agreeing to provide a lending commitment in respect of a senior secured first lien reserve-based revolving credit facility (each such Revolving Lender’s commitment, as reduced from time to time in accordance with the terms hereof, its “Revolving Commitment Amount” and such revolving facility, the “Revolving Facility” and the loans under such Revolving Facility, the “Revolving Loans”) in an amount equal to such Revolving Lender’s pro rata share of an aggregate $65 million (the aggregate revolving commitments for all Revolving Lenders, as reduced from time to time in accordance with the terms hereof, the “Maximum Revolving Commitments”). In accordance with the Plan, but subject to the required Excess Cash sweep on the Closing Date, the Revolving Facility shall be secured pari passu with the Term Loan A Facility and the Term Loan B Facility on a “first-out” basis.
(b)   Term Loan A Facility. A first lien “second-out” term loan facility in an aggregate principal amount equal to up to $65 million (the “Term Loan A Facility,” the loans thereunder, the “Tranche A Term Loans” and the Lenders thereunder, the “Term Loan A Lenders”). Pursuant to the Plan, the DIP Electing Lenders, as part of the treatment of their obligations under the Plan, shall become Term Loan A Lenders on the Plan Effective Date in respect of Tranche A Term Loans deemed made by such Term Loan A Lenders on the Plan Effective Date as “roll-up” paper (or similar) in an amount equal to the lesser of (i) such Term Loan A Lender’s Revolving Commitment Amount and (ii) such Term Loan A Lender’s Commitment in respect of New Money Loans (as such terms are defined in the Agreement). The Term Loan A Facility shall be secured in a manner pari passu with the Revolving Facility on a “second-out” basis.

(c)   Term Loan B Facility. A first lien “last-out” term loan facility in an aggregate principal amount equal to $350 million minus the amount of the Term Loan A Facility (the “Term Loan B Facility,” the loans thereunder, the “Tranche B Term Loans” and the Lenders thereunder, the “Term Loan B Lenders”). Pursuant to the Plan, the Prepetition Lenders, as part of the treatment of their obligations under the Plan, shall become Term Loan B Lenders on the Plan Effective Date in respect of Tranche B Term Loans deemed made by such Term Loan B Lenders on the Plan Effective Date as “take-back” paper (or similar) in an amount equal to such Term Loan B Lender’s pro rata share of the amount of the Term Loan B Facility. The Term Loan B Facility shall be secured in a manner pari passu with the Revolving Facility on a “last-out” basis.

Without limiting the payment priority set forth in the mandatory and optional prepayment provisions below, all proceeds of Collateral (as defined below) after the occurrence and during the continuance of an Event of Default shall be allocated first, to pay all amounts outstanding under the Revolving Facility (including, without limitation, interest, principal, fees and cash-collateralization of Letters of Credit (as defined below)), second, to pay amounts outstanding under the Term Loan A Facility and third to pay amounts outstanding under the Term Loan B Facility.
The Revolving Facility will include a sub-facility for standby letters of credit (each, a “Letter of Credit”) in the aggregate principal amount not to exceed the lesser of (x) the Maximum Revolving Commitments, (y) the then-effective Borrowing Base, and (z) $5 million. For the avoidance of doubt, conditions to effectiveness of the Facilities (“Conditions to Effectiveness of Facilities”) shall include the following: (x) the conditions under the headings “Conditions to Closing” and “Conditions to All Extensions of Credit” below; (y) entry of an order by the Bankruptcy Court confirming the Plan, which shall be in form and substance reasonably satisfactory to the Agents (the “Confirmation Order”); and (z) the occurrence of the Plan Effective Date.

Any assignment under the First-Out Facility shall be required to include a proportional amount of both the Revolving Facility and the Term Loan A Facility.

Amortization:
There shall be no amortization of Revolving Loans or Tranche B Term Loans.

Commencing with the first full fiscal quarter following the Closing Date, the Tranche A Term Loans shall be repaid in equal quarterly installments of 1.00% per annum of the original principal amount of the Tranche A Term Loans on each December 31, March 31, June 30 and September 30, with the balance payable on the Term Loan A Maturity Date.

Borrowing Base and Borrowing Base Redetermination:
Availability under the Revolving Facility shall be subject to a reducing borrowing base (the “Borrowing Base”), which shall be initially determined and periodically redetermined (each such redetermination a “Borrowing Base Redetermination”) and reduced as set forth below.
On the Plan Effective Date, the initial Borrowing Base shall be deemed to equal $65 million. Thereafter, a Borrowing Base Redetermination shall occur on each April 1 and October 1 commencing on April 1, 2020 (the “First Scheduled Redetermination Date”).
Interim Borrowing Base Redeterminations shall be implemented (a) upon the request of the First-Out Agent or the requisite Lenders (“Lender Wild Card Redetermination”), or (b) after the First Scheduled Redetermination Date, upon the request of the Borrower; provided that (i) that there shall be no Lender Wild Card Redetermination prior to the First Scheduled Redetermination Date, (ii) there shall be no more than one Lender Wild Card Redetermination between each scheduled Borrowing Base Redetermination, and (iii) there shall be no more than one interim Borrowing Base Redetermination made at the request of the Borrower between each scheduled Borrowing Base Redetermination.
In the event the total outstanding balance of the Revolving Loans and other revolving credit exposure is greater than the then-effective Borrowing Base (such excess, a “Borrowing Base Deficiency”) as a result of a Borrowing Base Redetermination, the Borrower shall, within 15 days after notice from First-Out Agent of such Borrowing Base Deficiency, notify First-Out Agent of the Borrower’s election to exercise one, or a combination of, the following options in order to cure such Borrowing Base Deficiency: (a) repay the Borrowing Base Deficiency in a single lump sum for application to the Revolving Loans and other revolving credit exposure or (b) repay the Borrowing Base Deficiency in six monthly installments equal to one-sixth of such Borrowing Base Deficiency with the first such installment due 30 days after notice from First-Out Agent of such Borrowing Base Deficiency and each following installment due 30 days after the preceding installment for application to the Revolving Loans and other revolving credit exposure.

Mandatory Borrowing Base Reductions
Any disposition of Oil and Gas Properties (as defined in the Prepetition Credit Agreement) (including through casualty and condemnation) and the net effect of hedge modifications and early terminations of hedges shall result in an automatic reduction of the Borrowing Base in an amount equal to 75% of the net cash proceeds received by the applicable Loan Party in connection with such disposition, hedge modification or hedge termination, with a corresponding permanent reduction in the Maximum Revolving Commitments.

Closing Date:	The Plan Effective Date (the “Closing Date”).
Use of Proceeds:
The proceeds of Revolving Loans and other extensions of credit made (as opposed to Revolving Loans, Tranche A Term Loans or Tranche B Term Loans deemed made on the Plan Effective Date) from time to time under the Revolving Facility shall be used to fund ongoing working capital requirements and other general corporate purposes of the Borrower and its subsidiaries.

Financing Documentation:
The Facilities will be documented on financing documents that are based on the Prepetition Credit Agreement; provided that (i) such documentation shall contain terms and conditions set forth in this term sheet and such other changes as may be mutually agreed by the Borrower and the Agents and (ii) the Term Loan B Facility shall be documented in a separate credit facility, subject to collateral agency agreement whereby the Collateral Agent is appointed to act as secured party and hold collateral for the benefit of all Facilities (collectively, such documentation, the “Financing Documentation” and the principles described therein, the “Documentation Principles”).

Collateral:	The Obligations will be secured by valid and perfected first-priority security interests in and liens on all of the following (collectively, the “Collateral”):

(a) 100% of the equity interests of all present and future subsidiaries of any Loan Party (other than equity interests of non-wholly owned subsidiaries to the extent a lien in favor of the Collateral Agent cannot be granted without the consent of one or more third parties (other than the Parent and its subsidiaries and their respective affiliates) of any Loan Party);
(b) substantially all of the tangible and intangible personal property and assets of the Loan Parties (including, without limitation, all equipment, inventory and other goods, accounts, licenses, contracts, intercompany loans, intellectual property and other general intangibles, deposit accounts, securities accounts and other investment property and cash); and
(c) Oil and Gas Properties representing not less than (i) 95% of present value of the total proved reserves of the Loan Parties included in the most recent reserve report and (ii) 95% of the total value of all other Oil and Gas Properties of the Loan Parties included in the most recent reserve report, in each case, subject to customary exceptions to be agreed.

All such security interests in personal property and all liens on Oil and Gas Properties and other real property will be created pursuant to the Financing Documentation and otherwise subject to the Documentation Principles. Notwithstanding the foregoing, the Collateral shall not include voting capital stock or equity interests of any CFC Holding Company or any non-U.S. subsidiary in excess of 65%.

Interest Rates:
At the Borrower’s option, the Revolving Loans will bear interest based on the Base Rate or LIBOR, plus the applicable Revolving Interest Margin (as defined below).
The interest margin for Revolving Loans (the “Revolving Interest Margin”) shall be based upon utilization of the Borrowing Base (expressed as a percentage of outstanding loans and Letters of Credit under the Revolving Facility divided by the Borrowing Base) according to the following grid:

(a) in the case of the Revolving Facility, based upon utilization of the Borrowing Base (expressed as a percentage of outstanding Revolving Loans and Letters of Credit under the Revolving Facility divided by the Borrowing Base) an interest margin according to the following grid:

(b) the Tranche A Term Loans will bear interest based on LIBOR, plus 400 bps;
(c) the Tranche B Term Loans will bear interest based on LIBOR, plus 750 bps;
Fees:
(a)   Unused Line Fee. The Borrower shall pay to the First-Out Agent, for the account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount per annum equal to the rate set forth in the preceding grid on the average daily unused portion of the Maximum Revolving Commitments, payable quarterly in arrears.
All accrued Unused Line Fees will be fully earned and due and payable quarterly in arrears for the account of the Revolving Lenders (other than any defaulting lenders) under the Revolving Facility and will accrue from and after the Closing Date.
(b)   Upfront Fees. The Borrower shall pay to Citi, for the pro rata account of each of the Lenders, upfront fees in an aggregate amount equal to 45 bps of the aggregate amount of the Facilities, which shall be fully earned and will be due and payable in full in cash on the Closing Date.
(c)   Letter of Credit Fees. The Borrower shall pay to the First-Out Agent for the account of the Revolving Lenders a Letter of Credit fee (due quarterly) equal to the product of the LIBOR Margin and the undrawn amount of each Letter of Credit. In addition, Borrower shall pay to the First-Out Agent for the account of any Issuing Bank a fronting fee equal to the product of 0.375% and the undrawn amount of each Letter of Credit.
(d)   Other Fees. Such other fees set forth in any fee letter (or similar) between the applicable Agent and/or Lead Arranger and the Borrower.

Maturity Date:
(a)   Revolving Facility. The final maturity of the Revolving Facility will occur on the three year anniversary of the Closing Date.
(b)   Term Loan A Facility. The final maturity of the Term Loan A Facility will occur on the three year anniversary of the Closing Date (the “Term Loan A Maturity Date”).
(c)   Term Loan B Facility. The final maturity of the Term Loan B Facility will occur on the 42-month anniversary of the Closing Date (the “Term Loan B Maturity Date”).

Mandatory Prepayments (Revolving Facility):
(a)   Borrowing Base Redeterminations. The Borrower shall prepay (and/or cash-collateralize Letters of Credit) Revolving Loans and other revolving credit exposure under the Revolving Facility in the amount of any Borrowing Base Deficiency arising or resulting from the circumstances described under the sections titled “Borrowing Base and Borrowing Base Redetermination” as set forth in such sections.
(b) Borrowing Base Reductions. The Borrower shall prepay (and/or cash-collateralize Letters of Credit) Revolving Loans and other revolving credit exposure under the Revolving Facility in the amount of 100% of any net cash proceeds received by a Loan Party arising or resulting from the circumstances described under the section titled “Mandatory Borrowing Base Reductions” above.
(c) Excess Cash. The Borrower shall prepay such Revolving Loans (and cash-collateralize Letters of Credit) with 100% of all cash and cash equivalents of the Loan Parties, minus Excluded Funds (to be defined substantially consistent with the Prepetition Credit Agreement), in excess of $25 million on the 15th day of each month (or if the 15th day of the applicable month is not a business day, then the first business day thereafter); provided that if the Borrowing Base is less than $10 million, the preceding $25 million dollar amount shall be increased to $35 million.
All such mandatory prepayments will be applied to prepay outstanding Revolving Loans (without a permanent reduction to the Maximum Revolving Commitments (except as required in connection with any Borrowing Base reduction described in the section titled “Mandatory Borrowing Base Reductions”) and, in the case of clauses (a) and (b) of this section, to cash-collateralize Letters of Credit outstanding under the Revolving Facility.

Zero Borrowing Base Effective Date:
The “Zero Borrowing Base Effective Date” shall occur when (a) the Revolving Loans have been repaid in full, (b) any Letters of Credit outstanding under the Revolving Facility have been cash collateralized in full, and (c) the Borrowing Base has been reduced to zero.
Upon occurrence of the Zero Borrowing Base Effective Date, Revolving Lenders will have the option to exit the Revolving Facility or remain a Revolving Lender under the Revolving Facility. For avoidance of doubt, the Revolving Facility will not terminate solely due to the occurrence of the Zero Borrowing Base Effective Date, but shall remain in effect and shall continue to secure, on a senior secured “first out” basis the obligations of any Loan Party under any hedging agreements entered into between such Loan Party and any counterparty that is a Lender (as defined herein) (or any affiliate thereof), and any Loan Party under any treasury management arrangements between such Loan Party and a Lender (or any affiliate thereof).

Mandatory Prepayments (Term Loan A Facility):
After the Revolving Loans have been repaid in full and any Letters of Credit outstanding under the Revolving Facility have been cash collateralized in full, the Tranche A Term Loans under the Term Loan A Facility shall be prepaid, without premium or penalty or LIBOR breakage costs with:

(a) the proceeds of asset sales, casualty events and indebtedness that is not permitted, pursuant to terms and provisions that are customary for term loans of the type contemplated herein, and

(b) 100% of all cash and cash equivalents of the Loan Parties, minus Excluded Funds, in excess of (i) if a Borrowing Base is in effect under the Revolving Facility, $25 million, and (ii) if no Borrowing Base is in effect under the Revolving Facility, $35 million, in each case, on the 15th day of each month (or if the 15th day of the applicable month is not a business day, then the first business day thereafter).

Mandatory Prepayments (Term Loan B Facility):
After indefeasible payment or satisfaction in full, in cash, of (i) the Revolving Loans and other obligations outstanding under the Revolving Facility and cash collateralization (or other arrangement satisfactory to the applicable Issuing Bank) of Letters of Credit outstanding under the Revolving Facility and the occurrence of the Zero Borrowing Base Effective Date, and (ii) the Tranche A Term Loans under the Term Loan A Facility, the Tranche B Term Loans under the Term Loan B Facility shall be prepaid, without premium or penalty or LIBOR breakage costs with:

(a) the proceeds of asset sales, casualty events and indebtedness that is not permitted, pursuant to terms and provisions that are customary for term loans of the type contemplated herein, and

(b) 100% of all cash and cash equivalents of the Loan Parties, minus Excluded Funds, in excess of $35 million, in each case, on the 15th day of each month (or if the 15th day of the applicable month is not a business day, then the first business day thereafter).

Optional Prepayments and Commitment Reductions (Revolving Facility):
Loans under the Revolving Facility may be prepaid at any time, in whole or in part, at the option of the Borrower, upon notice to the First-Out Agent and in minimum principal amounts and in multiples to be agreed upon with the First-Out Agent, without premium or penalty (except LIBOR breakage costs). Any optional prepayment of the Revolving Facility will be applied to prepay outstanding loans and cash-collateralize Letters of Credit outstanding under the Revolving Facility (except as otherwise set forth herein, without a permanent reduction in Maximum Revolving Commitments unless so elected by the Loan Parties).
The unutilized portion of the Maximum Revolving Commitments may be terminated, in whole or in part, at the option of the Borrower, upon notice to the First-Out Agent and in minimum principal amounts and in multiples to be agreed upon with the First-Out Agent.

Optional Prepayments (Term Loan A Facility):
The Tranche A Term Loans may be prepaid, in whole or in part, at the option of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty (except LIBOR breakage costs), to the extent such prepayments are permitted by the Financing Documentation; provided that (A) the Revolving Loans have been repaid in full and any Letters of Credit outstanding under the Revolving Facility have been cash collateralized in full, (B) liquidity on a pro forma basis is not less than $35 million and (C) no default or event of default exists or would result from such prepayment.

Optional Prepayments (Term Loan B Facility):
The Tranche B Term Loans may be prepaid, in whole or in part, at the option of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty (except LIBOR breakage costs), to the extent such prepayments are permitted by the Financing Documentation; provided that (i) the Revolving Facility and the Term Loan A Facility have been indefeasibly repaid in full, the occurrence of the Zero Borrowing Base Effective Date and all commitments under the Term Loan A Facility have terminated, and (ii) prior to the first anniversary of the Closing Date optional prepayments shall be required to be accompanied by the payment of a premium equal to 1.00% of the principal prepaid on such date.

Conditions to Closing:
In addition to the conditions set forth in the section titled “Conditions to All Extensions of Credit”, the closing of the Facilities will be subject to satisfaction of typical and customary conditions precedent, including but not limited to the following:

1. the Plan, the Confirmation Order, and any related order of the Bankruptcy Court (and any amendments or modifications to any of the foregoing) shall be in form and substance reasonably satisfactory to the Agents, including approval of the Facilities and releases and exculpations;
2. the Confirmation Order shall be Final and in full force and effect (as used herein, “Final” shall mean an order or judgement of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal, petition for certiorari, or move for reargument or rehearing (other than a request for a rehearing under Federal Rule of Civil Procedure 60(b), which shall not be considered for purposes of this definition) has expired and no appeal or petition for certiorari has been timely taken, or (ii) any timely appeal that has been taken or any petition for certiorari that has been or may be timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice;
3. any Order approving the assumption of the same shall not have been stayed, reversed, vacated or otherwise modified in a manner materially adverse to interests of the Agents and the Revolving Lenders or otherwise contrary to this Term Sheet or the Definitive Documentation and all conditions to effectiveness of the Definitive Documentation shall have occurred or been waived by the respective parties thereto having the authority to waive such conditions;
4. the Plan Effective Date shall have occurred, all conditions precedent to the confirmation and effectiveness of the Plan, as set forth in the Plan, shall have been fulfilled or waived as permitted therein, including, without limitation, all transactions contemplated in the Plan or in the Confirmation Order to occur on the Plan Effective Date shall have been substantially consummated in accordance with the terms thereof and in compliance with applicable law, Bankruptcy Court and regulatory approvals;
5. no motion, action, or proceeding by any creditor or other party-in-interest to the Chapter 11 Cases that could materially adversely affect the Plan, the consummation of the Plan, the business or operations of the Borrower, or the transactions contemplated by the Facilities or the Plan shall be pending;
6. the Agents shall have received satisfactory evidence as to the payment in full on the Plan Effective Date of all material administrative expense claims, priority claims and other claims required to be paid upon the Plan Effective Date;
7. there shall have been no material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Loan Parties taken as a whole (other than as a result of the events leading up to, directly arising from or direct effects of the commencement or continuance of the bankruptcy proceedings) from the date of the execution and delivery by the Lenders of the Agreement through the Closing Date;
8. (a) execution and delivery of the Financing Documentation, and (b) the Agents, the Term Loan A Lenders, the Term Loan B Lenders and Revolving Lenders will have received (i) customary legal opinions as to the Loan Parties and the Financing Documentation (including, without limitation, customary opinions of local counsel), (ii) customary evidence of authority and incumbency, customary officers’ certificates, good standing certificates, in each case with respect to the Borrower and the Guarantors, and a solvency certificate for the Borrower and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated by this Term Sheet and the Plan on the Closing Date, and (iii) flood hazard diligence and documentation as required by the federal Flood Disaster Protection Act of 1973 or otherwise in a manner satisfactory to the Lenders;
9. all documents and filings required to perfect or evidence the Collateral Agent’s first priority security interest in and liens on the Collateral (including, without limitation, all certificates evidencing pledged capital stock or membership or partnership interests, as applicable, with accompanying executed stock powers, all UCC financing statements to be filed in the applicable government UCC filing offices, all intellectual property security agreements to be filed with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, all deposit account and securities account control agreements and all mortgages, deeds of trust and real property filings) shall have been executed and/or delivered and, to the extent applicable, be in proper form for filing;
10. the holders of claims against the Debtors arising under the Prepetition Facility, including, without limitation, the Obligations (as defined in the Prepetition Credit Agreement) (the “Prepetition Obligations”) shall receive the treatment outlined in this Term Sheet, the Agreement, and the Plan, and the holders of claims against the Debtors under the Agreement shall have received the treatment under the Plan and the commitments thereunder shall have been terminated, and all security interests related thereto shall have either (a) been terminated or (b) been amended and restated to secure the Obligations under the Facilities, in either case concurrently with the Closing Date;
11. the Agents shall have received an ACORD evidence of insurance certificate evidencing coverage of the Loan Parties and their respective subsidiaries and naming the Collateral Agent in such capacity for the Lenders as additional insured on all liability policies and loss payee on all property insurance policies;
12. all required governmental and third party consents and approvals shall have been obtained and shall be in full force and effect;
13. all fees and, to the extent invoiced at least one (1) business day prior to the Closing Date, out-of-pocket expenses, required to be paid on the Closing Date under the Plan in connection with the Facilities, including the reasonable fees and expenses of one primary counsel, one local counsel in each appropriate jurisdiction, and financial advisors to the Agents, and any audit and appraisal fees and expenses, shall have been paid in full in cash;
14. Debtors shall have paid to the Prepetition Lenders holding Prepetition Revolving Loans all other payments as provided for in any final orders entered in connection with the Agreement and/or use of cash collateral, and the Plan, which amounts shall be applied to the repayment of the Prepetition Obligations in accordance with the Plan;
15. the Agents shall be in receipt of one or more collateral agency agreements, which shall, subject to the Documentation Principles, contain terms and provisions satisfactory to the Agents in their sole discretion, duly executed and delivered by the Loan Parties, the Collateral Agent and the Agents;
16. after giving effect to the transactions contemplated hereby and under the Plan on the Closing Date, the Borrower and the other Loan Parties shall not have any Excess Cash, or shall prepay the Revolving Loans on the Closing Date such that, after giving effect to such prepayment, the Borrower and the other Loan Parties do not have any Excess Cash;
17. if the Plan Effective Date occurs on or after September 1, 2019, the First-Out Agent shall have received a reserve report, dated as of June 30, 2019, prepared by a third party petroleum engineers satisfactory to the First-Out Agent, which report shall use economic parameters (including but not limited to, hydrocarbon prices, escalation rates, discount rate assumptions, and other economic assumptions) acceptable to First-Out Agent;
18. the Agents shall have received an updated business plan for the Borrower and its subsidiaries after giving effect to the transactions contemplated hereby and under the Plan on the Closing Date; and
19. the Borrower and the other Loan Parties (other than the Parent) shall demonstrate minimum liquidity on the Closing Date in an amount to be agreed, after giving effect to the transactions contemplated hereby and under the Plan.

Conditions to All Extensions of Credit:
Each extension of credit under the Facilities will be subject to satisfaction of the following: (a) all of the representations, warranties, and covenants in the Financing Documentation shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the date of such extension of credit, or if such representation speaks as of an earlier date, as of such earlier date; (b) no default or event of default under the Facilities shall have occurred and be continuing or would result from such extension of credit; (c) delivery of a customary borrowing notice; and (d) the Loan Parties shall be in compliance with the anti-hoarding requirements, before and after giving effect to such extension of credit.

Cash Management:
The Loan Parties and their subsidiaries shall maintain their cash management system as it existed prior to the Closing Date, with such changes as may be mutually agreed by the Agents and the Borrower. Notwithstanding anything to the contrary contained herein, in no event shall any Loan Party be required to make subject to an account control agreement any Excluded Account (all accounts other than (a) Excluded Accounts (as defined below), and (b) accounts not subject to account control agreements pursuant to this sentence, collectively, “Controlled Accounts”). Each Controlled Account shall be subject to a control agreement, in form and substance satisfactory to the Agent, which agreement shall transfer control of such account to the Agent upon delivery of notice by the Agent to the financial institution maintaining such account.
As used herein, “Excluded Accounts” means with respect to the Borrower or any Subsidiary, each deposit account that is not required to be subject to an account control agreement, to the extent such deposit account is solely (a) a payroll account containing a balance not exceeding the amount of payroll expenses for one payroll period at any time, (b) a tax withholding account, (c) zero balance accounts (other than lockbox accounts, to the extent account control agreements are permitted by the applicable depository bank), (d) a petty cash account containing a balance not exceeding $50,000 per account at any time and not to exceed $250,000 for all such petty cash accounts in the aggregate, or (e) a trust account holding royalty payment and working interest payments solely to the extent constituting property of a third party held in trust.

Representations and Warranties:
Subject to the Documentation Principles, the Financing Documentation will contain representations and warranties subject to exceptions are customary for transactions of this type as mutually agreed (which will be applicable to the Loan Parties and their subsidiaries).

Affirmative Covenants:
Subject to the Documentation Principles, the Financing Documentation will contain affirmative covenants subject to limitations and modifications as are customary for transactions of this type as mutually agreed (which will be applicable to the Loan Parties and their subsidiaries).
On or before March 1 and September 1 of each year, commencing with the first such date to occur after the Closing Date, the Borrower shall furnish to the First-Out Agent and the Lenders a reserve report evaluating the proved Oil and Gas Properties of the Loan Parties as of the immediately preceding January 1 and July 1. The reserve report as of January 1 of each year shall be prepared by one or more approved petroleum engineers. The July 1 reserve report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower and such reserve report shall be accompanied by customary certifications of such chief engineer and a responsible officer of the Borrower.

Negative Covenants:	The Financing Documentation will contain negative covenants subject to exceptions, limitations, baskets and modifications as are reasonably acceptable to the Agents:
(a) limitation on liens; (b) limitation on disposition of assets;
(c) limitation on consolidations, mergers dissolutions and divisions; (d) limitation on loans, investments and acquisitions of property;

(e) limitations on indebtedness including, without limitation, a prohibition on the incurrence of third party indebtedness for borrowed money;
(f) limitations on transactions with affiliates;
(g) limitations on margin stock;
(h) limitations on contingent obligations;
(i) limitations on restricted debt payments;
(j) limitations on restricted payments other than permitted tax distributions;
(k) limitations on derivative contracts (as set forth in greater detail below);
(l) limitations on change in business nature, amendments to organization documents, documents governing material indebtedness and corporate structure;
(m) limitations on accounting changes;
(n) ERISA compliance; and
(o) limitations on restrictions affecting the ability of subsidiaries to guarantee the loans, grant liens securing the loans or make distributions to the Borrower.

Financial Covenants:
The First-Out Facility will contain the following financial covenants, calculated on a quarterly basis:
Leverage Ratio: consolidated total debt to EBITDA may not exceed 4.0 to 1.0 as of the last day of any fiscal quarter. EBITDA shall be calculated at the end of each fiscal quarter using the results of the twelve month period ending with that fiscal quarter end.
Current Ratio: Consolidated current assets divided by consolidated current liabilities may not be less than 1.0 to 1.0 on a fiscal quarter basis.
The Term Loan B Facility will contain the following financial covenant, calculated on the “as of” date of each semi-annual reserve report:
Proved Developed Producing Reserve Coverage Ratio: present value of proved developed producing reserves to consolidated total debt may not be less than 1.0 to 1.0 as of each January 1 and July 1.

Hedging Requirements:
All hedging agreements shall be entered into, on a secured basis, with a Lender (or an affiliate thereof), as the hedging counterparty, or on an unsecured basis with counterparties reasonably acceptable to the Agents; provided that no Borrowing Base value shall be given to any such unsecured hedging agreements. Maximum hedging limitations and minimum hedging requirements to be agreed.

Events of Default:
Subject to the Documentation Principles, substantially similar to the events of default in the Prepetition Credit Agreement, except as mutually agreed with the Agent and as otherwise set forth in this Term Sheet, each subject to limitations and modifications as are customary for transactions of this type as mutually agreed (which will be applicable to the Loan Parties and their subsidiaries).

Amendments and Waivers:
Amendments and waivers of the Financing Documentation will require the approval of the Lenders holding more than 50% of the applicable Facility, except that the consent of (a) Revolving Lenders holding more than 66-2/3% of the Aggregate Commitments of the Revolving Lenders shall be required to decrease or maintain the Borrowing Base, (b) each Lender under the applicable Facility shall be required in connection with (i) changing any provision specifying the number or percentage of Lenders required to amend or waive any Financing Documentation in respect of the matters described in this clause (b) and clause (c) below and (ii) releasing any guarantor (except in connection with a permitted transaction) or all or substantially all of the Collateral, and (c) each affected Lender shall be required in connection with (i) any increase or extension of its commitment, (ii) the postponement of any scheduled date for payment of principal, interest, fees or other amount payable to such Lender, and (iii) any reduction in the principal amount of any loan, interest rate, fee or other amount payable to such Lender.

Assignments:	Any assignment under the First-Out Facility shall be required to include a proportional amount of both the Revolving Facility (if then in effect) and the Term Loan A Facility.
Expenses and Indemnification:	Subject to the Documentation Principles, customary for facilities of this type
Governing Law and Forum:	New York.

ANNEX A
GUARANTORS

Guarantor	Jurisdiction of Organization
Vanguard Natural Resources, Inc.	Delaware
Vanguard Operating, LLC	Delaware
VNR Holdings, LLC	Delaware
Escambia Asset Co. LLC	Delaware
Escambia Operating Co. LLC	Delaware
Eagle Rock Energy Acquisition Co., Inc.	Delaware
Eagle Rock Energy Acquisition Co. II, Inc.	Delaware
Eagle Rock Upstream Development Company, Inc.	Delaware
Eagle Rock Upstream Development Company II, Inc.	Delaware
Eagle Rock Acquisition Partnership, L.P.	Delaware
Eagle Rock Acquisition Partnership II, L.P.	Delaware

EXHIBIT K
TO FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Exhibit K to First Amendment

(Attached Separately)
EXHIBIT K
PROVISION FOR TRANSFER AGREEMENT
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Debtor-in-Possession Credit Agreement dated as of April 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Vanguard Natural Gas, LLC, Citibank, N.A. as administrative agent, and each of the Lenders from time to time party thereto, including the transferor to the Transferee of any Other Claims (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions of Section 12.21 thereof to the extent the Transferor was thereby bound.

The Transferee specifically agrees to be bound by the terms and conditions of Section 12.21 of the Agreement, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

______________________________________
Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Revolving Credit Facility
Senior Secured Swaps
Term Loans
Senior Notes
Equity Interests